                                                                      EXHIBIT 11

          VARCO INTERNATIONAL, INC.
          Statement Re Computation of Per Share Earnings

                                                                                                                  Three Months Ended
                                                                                                                      March 31, 1998
                                                                                                                  ------------------
A. CALCULATION OF ADJUSTED EARNINGS

   Net Income After Tax                                                                                                  $14,985,000

                                                                         Total Number   Average Number   Stock Option    Shares Used
                                                          Number of   of Shares after        of Shares     Equivalent   To Calculate
                                                               Days          Weighing      Outstanding         Shares    Diluted EPS
                                                         ---------------------------------------------------------------------------
B. CALCULATION OF AVERAGE SHARES OUTSTANDING

   Common Stock Outstanding from time-to-time during:

     Three Months Ended March 31, 1998                           90     5,781,575,698       64,239,730      1,421,906     65,661,636

C. CALCULATION OF EARNINGS PER SHARE

   Income Per Share =  Net Income After Tax
                       ------------------------
                       Total Shares Outstanding

   Basic Income Per Share

     Three Months Ended March 31, 1998                   14,985,000          =                   $0.23
                                                         ----------
                                                         64,239,730

   Diluted Income Per Share

     Three Months Ended March 31, 1998                   14,985,000          =                   $0.23
                                                         ----------
                                                         65,661,636

                                                                      EXHIBIT 11
                                                        RESTATED FOR STOCK SPLIT

          VARCO INTERNATIONAL, INC.
          Statement Re Computation of Per Share Earnings

                                                                                                                  Three Months Ended
                                                                                                                      March 31, 1997
                                                                                                                  ------------------
A. CALCULATION OF ADJUSTED EARNINGS

   Net Income After Tax                                                                                                   $7,384,000

                                                                         Total Number   Average Number   Stock Option    Shares Used
                                                          Number of   of Shares after        of Shares     Equivalent   To Calculate
                                                               Days          Weighing      Outstanding         Shares    Diluted EPS
                                                         ---------------------------------------------------------------------------
B. CALCULATION OF AVERAGE SHARES OUTSTANDING

   Common Stock Outstanding from time-to-time during:

     Three Months Ended March 31, 1997                           90     5,692,770,492       63,253,005      1,516,158     64,769,163

C. CALCULATION OF EARNINGS PER SHARE

   Income Per Share =  Net Income After Tax
                       ------------------------
                       Total Shares Outstanding

   Basic Income Per Share

     Three Months Ended March 31, 1997                    7,384,000          =                   $0.12
                                                         ----------
                                                         63,253,005

   Diluted Income Per Share

     Three Months Ended March 31, 1997                    7,384,000          =                   $0.11
                                                         ----------
                                                         64,769,163